SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [X ]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[   ]    Preliminary Proxy Statement
[   ]    Confidential, for Use of the Commission Only (as permitted by
         Rule 14a-6(e)(2))
[ X ]    Definitive Proxy Statement
[   ]    Definitive Additional Materials
[   ]    Soliciting Material Pursuant toss.240.1a-11(c) orss.240.1a-12


                               Kaneb Services LLC
                -------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                               Kaneb Services LLC
                -------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

[ X ]    No filing fee required.
[   ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

          1)   Title of each class of securities to which  transaction  applies:
               N/A

          2)   Aggregate number of securities to which transaction applies: N/A

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11; (Set forth amount on which the filing is calculated and state how it was determined.): N/A

          4)   Proposed maximum aggregate value of transaction: N/A

          5)   Fee paid previously with preliminary materials: N/A

[   ]    Check box if any part of the fee is offset as provided  by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)   Amount previously paid: N/A

          2)   Form, Schedule or Registration Statement No.: N/A

          3)   Filing Party: N/A

          4)   Date Filed: N/A

          5)   Total fee paid: N/A

                               KANEB SERVICES LLC
                          2435 North Central Expressway
                             Richardson, Texas 75080

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             To Be Held May 15, 2002



To the Shareholders of Kaneb Services LLC:

     Notice is hereby given that the Annual Meeting of Shareholders of Kaneb Services LLC, a Delaware limited liability company (the "Company"), will be held at 1001 N. Westshore Blvd., Tampa, Florida 33607, at 1:00 p.m., Eastern time, on May 15, 2002, for the following purposes:

          (1)  to elect two members to the Board of Directors;

          (2) to transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on April 12, 2002, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

     Stockholders are cordially invited to attend the meeting in person. Those who will not attend and who wish that their shares be voted are requested to sign, date and promptly mail the enclosed proxy in the enclosed stamped return envelope.

                                        By Order of the Board of Directors



                                        Howard C. Wadsworth
                                        Vice President, Treasurer and Secretary

Richardson, Texas
April 15, 2002



              WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING,
                    YOU ARE URGED TO SIGN, DATE AND MAIL THE
                   ENCLOSED PROXY CARD PROMPTLY. IF YOU ATTEND
                  THE MEETING, YOU CAN VOTE EITHER IN PERSON OR
                                 BY YOUR PROXY.

                               KANEB SERVICES LLC
                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD MAY 15, 2002
                       ----------------------------------
                    SOLICITATION AND REVOCABILITY OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation of proxies of the holders of the Common Shares, (the "Common Shares"), of Kaneb Services LLC (the "Company") on behalf of the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on May 15, 2002, 1001
N. Westshore Blvd., Tampa, Florida 33607, at 1:00 p.m., Eastern time, or at any adjournment of such meeting. Copies of the accompanying Notice of Annual Meeting of Shareholders (the "Notice"), Proxy Statement and Form of Proxy are being mailed to shareholders on or about April 15, 2002.

     A proxy that has been received by the Company management may be revoked by the shareholder giving such proxy at any time before it is exercised. However, mere attendance at the meeting by the shareholder will not itself have the effect of revoking the proxy. A shareholder may revoke his proxy by notification in writing (or in person, if he attends the meeting) given to Howard C. Wadsworth, Vice President, Treasurer and Secretary, Kaneb Services LLC, 2435 North Central Expressway, Richardson, Texas 75080, or by proper execution of a proxy bearing a later date. A proxy in the accompanying form, when properly executed and returned, will be voted in accordance with the instructions contained therein. A proxy received by management which does not withhold authority to vote or on which no specification has been indicated will be voted in favor of the proposals set forth in the proxy.

     The Company's principal executive offices are located at 2435 North Central Expressway, Richardson, Texas 75080, and its telephone number is (972) 699-4062.

     At the date of this Proxy Statement, the management of the Company does not know of any business to be presented by it at the meeting, other than as set forth in the Notice accompanying this Proxy Statement. If any other business should properly come before the meeting, it is intended that the shares represented by proxies will be voted with respect to such business in accordance with the judgment of the persons named in the proxy.

             COMMON SHARES OUTSTANDING AND PRINCIPAL HOLDERS THEREOF

     On November 27, 2000, the Board of Directors of Kaneb Services, Inc. authorized the distribution of its pipeline, terminaling and product marketing businesses (the "Distribution") to its stockholders in the form of shares of a new limited liability company, Kaneb Services LLC. On June 29, 2001, the
Distribution was completed, with each shareholder of Kaneb Services, Inc. receiving one common share of the Company for each three shares of Kaneb
Services, Inc.'s common stock held on June 20, 2001, the record date for the Distribution, resulting in the distribution of 10.85 million shares of the Company. On August 7, 2001, the stockholders of Kaneb Services, Inc. approved an amendment to its certificate of incorporation to change its name to Xanser Corporation ("Xanser").

     The Board of Directors of the Company has fixed the close of business on April 12, 2002 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). At that date, there were outstanding 11,297,947 shares of the Company and the holders of record on that date will be entitled to one vote for each share held by them for each proposition to be presented at the meeting.

     The following table sets forth information with respect to the Company's Common Shares owned of record or beneficially as of April 12, 2002, by all persons other than Directors and Named Executive Officers and Key Personnel (as defined below) of the Company who own of record or are known by the Company to own beneficially more than 5% of such class of securities:

                     Name and Address                         Type of            Number         Percent
                      of Shareholder                         Ownership          of Shares      of Class
         -----------------------------------------           ----------        ----------      --------
         Strome Investment Management, L.P. (1)              Beneficial        1,040,467         9.21%
         100 Wilshire Blvd, 15th Floor
         Santa Monica, California 90401

         Franklin Resources, Inc.(2)                         Beneficial          997,500         8.83%
         777 Mariners Island Blvd.
         San Mateo, California 94404

(1) The information included herein was obtained from information contained in Amendment No. 1 to Schedule 13G, filed by the shareholder on September 10, 2001 with the Securities and Exchange Commission ("SEC"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(2)  The information included herein was obtained from information  contained in
     Schedule 13D, filed by the shareholder on February 14, 2002 with the SEC, pursuant to the Exchange Act.


                              ELECTION OF DIRECTORS

     The Company's Amended and Restated Limited Liability Agreement (the "Company Agreement") provides for classifications of its Board of Directors into three classes, with each class holding office for a three year term. At the Annual Meeting of Shareholders of the Company, two Directors, constituting the original Class I Directors of the Board of Directors of the Company (the "Board"), are to be elected by the holders of Common Shares to hold office until the Annual Meeting of Shareholders held in 2005 and thereafter until their respective successors are elected and qualified. Both of the nominees proposed by the Board for election by the holders of Common Shares are incumbent Directors. Although the Board does not contemplate that either of the nominees will be unable to serve, if such should occur prior to the meeting, proxies which do not withhold authority to vote for Directors will be voted for a substitute selected by the Board.

     The enclosed form of proxy provides a means for shareholders to vote for the nominees listed therein, to withhold authority to vote for one or more of such nominees or to withhold authority to vote for all of such nominees. Each properly executed proxy received in advance of the commencement of the meeting will be voted as specified therein. If a shareholder does not specify otherwise, the shares represented by their proxy will be voted for the nominees listed therein or as noted above for other nominees selected by the Board. Unless a shareholder who withholds authority votes in person at the meeting or votes by means of another proxy, the withholding of authority will have no effect upon the election of Directors because the Company Agreement provides that Directors are elected by a majority of the votes cast for the position at the meeting, or if there are more than two nominees for such position, a plurality of the votes cast. Under applicable Delaware law, a broker non-vote will have no effect on the outcome of the election of Directors. However, the shares held by each shareholder who signs and returns the enclosed form of proxy will be counted for purposes of determining the presence of a quorum at the meeting.


                               BOARD OF DIRECTORS

Nominees for Directors

     The following table sets forth: (i) the name and age of each nominee listed in the enclosed form of proxy; (ii) the principal occupation of such nominee and
(iii) the year during which such nominee first became a Director of the Company.

                                                                            First Year as
                                                                              Director
         Name                        Principal Occupation                  of the Company           Age
----------------------     -------------------------------------------    ---------------        ---------
Hans Kessler               Chairman and Managing Director of KMB                2001                52
                           Kessler + Partner GmbH, a private
                           management consulting company (1)

James R. Whatley           Investments (2)                                      2001                75

(1) Mr. Kessler, elected to the Company's initial board of directors, has served as Chairman and Managing Director of KMB Kessler + Partner GmbH since 1992. He was previously a Managing Director and Vice President of a European Division of Tyco International Ltd. Mr. Kessler also currently serves as a director of Xanser Corporation and of Kaneb Pipe Line Company LLC.

(2) Mr. Whatley, elected to the Company's initial board of directors, has served as a director of Xanser Corporation since 1956 and served as Chairman of the Board of Directors of Xanser Corporation from February 1981 until April 1989. Mr. Whatley also currently serves as a director of Kaneb Pipe Line Company LLC.

Continuing Directors

                                                                         First Year      Completion
                                                                         as Director    Year of Term
                                                                           of the      as Director of
         Name                            Principal Occupation              Company       the Company         Age
---------------------------    ---------------------------------------   ---------     -------------      ---------
Frank M. Burke, Jr.            Chairman and Managing General                 2001           2002             62
                               Partner of Burke, Mayborn
                               Company, Ltd., a private
                               investment company (1)

Charles R. Cox                 Chairman of the Board and                     2001           2002             59
                               Chief Executive Officer of
                               WRS Infrastructure and
                               Environment, Inc., a
                               technical services company (2)

Sangwoo Ahn                    Founding Partner of Morgan                    2001           2003             63
                               Lewis Githens & Ahn, an
                               investment banking firm (3)

John R. Barnes                 Chairman of the Board,                        2001           2003             57
                               President and Chief Executive
                               Officer of the Company (4)

(1) Mr. Burke has been Chairman and Managing General Partner of Burke, Mayborn Company, Ltd., for more than the past five years. Mr. Burke also currently serves as a director of Xanser Corporation and Kaneb Pipe Line Company LLC, AVIDYN, Inc. and Arch Coal, Inc.
(2) Mr. Cox has been Chairman of the Board and Chief Executive Officer of WRS Infrastructure and Environment, Inc., a technical services company, since March 2001. He served as a private business consultant following his retirement in January 1998, from Fluor Daniel, Inc., where he served in senior executive level positions during a 29 year career with that organization. Mr. Cox also currently serves as a director of Xanser Corporation and Kaneb Pipe Line Company LLC.
(3) Mr. Ahn, a founding partner of Morgan Lewis Githens & Ahn since 1982, currently serves as a director of Xanser Corporation, Kaneb Pipe Line Company LLC, PAR Technology Corporation and Quaker Fabric Corporation.
(4) Mr. Barnes also serves as a director of Xanser Corporation and Kaneb Pipe Line Company LLC.



Meetings and Committees of the Board of Directors

     During 2001, the Board held six meetings and each Director attended all of the Board meetings and, with the exception of an Audit Committee meeting which Mr. Burke was unable to attend, all of the meetings held by committees of the Board on which such Director served during his term.

     The Board has an Audit Committee which is currently comprised of Sangwoo Ahn, Frank M. Burke, Jr. and James R. Whatley. The functions of the Audit Committee, which held three meetings during 2001, include the planning of, and fee estimate approval for, the annual audit of the Company's consolidated financial statements, the review of the results of the examination by the Company's independent accountants of the Company's consolidated financial statements, and the approval of any non-audit services performed by the Company's independent accountants, if any, and consideration of the effect of such non-audit services on the auditors' independence. The Audit Committee operates under a written charter adopted by the Board of Directors of the Company, a copy of which is attached as Appendix A to this proxy statement.

     The Board also has a Compensation Committee comprised of Charles R. Cox, Hans Kessler and James R. Whatley. The function of the Compensation Committee, which held four meetings during 2001, is to establish and review the compensation programs for the Named Executive Officers and Key Personnel of the Company and its subsidiaries and to formulate, recommend and implement incentive, share option or other bonus plans or programs for the officers and key employees of the Company and its subsidiaries.

     The Board also has a Nominating Committee comprised of all of the non-employee Directors. The Nominating Committee held one meeting during 2001. The Nominating Committee considers and recommends future nominees to the Board and considers nominees recommended by shareholders of the Company. Recommendations for nominees for election in 2003 must be submitted in writing by December 16, 2002, to Howard C. Wadsworth, Vice President, Treasurer and Secretary, Kaneb Services LLC, 2435 North Central Expressway, Richardson, Texas 75080. The submitted recommendations must be accompanied by a statement of qualifications of the recommended nominee and a letter from the nominee affirming that they will agree to serve as a Director of the Company if elected by the shareholders.


Executive Officers

     The following table sets forth the names, positions with the Company and ages for the Executive Officers of the Company.



             Name                               Position Held with Company                          Age
-------------------------------            ---------------------------------------               ---------

         John R. Barnes                    Chairman of the Board, President                         57
                                              and Chief Executive Officer (1)

         Howard C. Wadsworth               Vice President, Treasurer                                57
                                              and Secretary (2)

(1) Mr. Barnes was elected to his current positions with the Company upon its formation in April 2001. He has served as Chairman of the Board, President and Chief Executive Officer of Kaneb Services, Inc. and its successor, Xanser Corporation, for more than the past five years.
(2) Mr. Wadsworth was elected to his current positions with the Company upon its formation in April 2001. He has served as Vice President, Treasurer and Secretary of Kaneb Services, Inc. and its successor, Xanser Corporation, for more than the past five years.


                      BENEFICIAL OWNERSHIP OF COMMON SHARES
                       BY DIRECTORS AND EXECUTIVE OFFICERS

                                                                                   Shares of Common       Percent
                                                                                 Stock Beneficially       of Out-
                                                                                      Owned at           standing
            Name                          Position Held with Company             April 12, 2002 (1)       Shares
-------------------------------     ---------------------------------------      -------------------     ---------

John R. Barnes                      Chairman of the Board, President and                423,404(2)          3.75%
                                    Chief Executive Officer

Sangwoo Ahn                         Director                                             92,306(3)          *%

Murray R. Biles                     Director                                              5,100             *%

Frank M. Burke, Jr.                 Director                                             48,122             *%

Charles R. Cox                      Director                                             72,842(4)          *%

Hans Kessler                        Director                                             25,560(5)          *%

James R. Whatley                    Director                                             60,060(6)          *%

Howard C. Wadsworth                 Vice President, Treasurer and Secretary              43,350             *%

All Directors and Executive Officers
     as a group (8 persons)                                                             770,744             6.82%

*       Less than one percent.

(1) Shares listed include those beneficially owned by the person determined in accordance with Rule 13d-3 under the Exchange Act.
(2) Includes 85,686 shares that Mr. Barnes has the right to acquire, pursuant to options or otherwise, within 60 days of April 12, 2002. Of the shares listed there are 37,718 shares with sole voting and investment power and 385,686 shares with shared voting and investment power.
(3) Includes 41,247 shares that Mr. Ahn has the right to acquire, pursuant to options or otherwise, within 60 days of April 12, 2002.
(4) Includes 31,227 shares that Mr. Cox has the right to acquire, pursuant to options or otherwise, within 60 days of April 12, 2002.
(5) Includes 16,349 shares that Mr. Kessler has the right to acquire, pursuant to options or otherwise, within 60 days of April 12, 2002.
(6) Includes 30,060 shares that Mr. Whatley has the right to acquire, pursuant to options or otherwise, within 60 days of April 12, 2002.

                             EXECUTIVE COMPENSATION

Named Executive Officers and Key Personnel

     The following table sets forth information concerning the annual and long-term compensation for services to the Company in all capacities paid for the fiscal year ended December 31, 2001 to the Chief Executive Officer and the other four most highly compensated executive officers of Kaneb Services LLC and key personnel of its subsidiaries (the "Named Executive Officers and Key Personnel").

                           SUMMARY COMPENSATION TABLE

                                           Annual Compensation(1)    Long Term Compensation
                                           ----------------------   -------------------------
                                                                          DSUs
                                                                       Related to
           Name and                                                     Deferred        Stock         All Other
      Principal Position           Year       Salary        Bonus    Compensation(2)   Options    Compensation (3)
------------------------------   -------   -----------    --------   ---------------  ---------   ----------------
Executive Officer:
John R. Barnes                     2001    $109,274 (4)   $  -0-           263          300,000        $ 1,533
Chairman of the Board
President and Chief
Executive Officer of the Company

Key Personnel of Subsidiaries:
Edward D. Doherty                  2001     238,996        233,333         130             -0-           8,410
Chairman of the Board
and Chief Executive Officer
Kaneb Pipe Line Company LLC

Leon E. Hutchens (5)               2001     216,890          -0-            52             -0-           8,152
President (Retired)
Kaneb Pipe Line Company LLC

Jimmy L. Harrison (6)              2001     153,590          -0-            -0-            -0-           4,245
President
Kaneb Pipe Line Company LLC

Fred T. Johnson                    2001     190,544         50,000          14             -0-           7,142
President
ST Services Terminaling Group

Ronald D. Scoggins                 2001     175,848 (7)    116,667          19             -0-           7,610
Senior Vice President
Kaneb Pipe Line Company LLC

(1) Excludes compensation voluntarily deferred for the purchase of Deferred Share Units ("DSUs") for 2001 of $17,476, $4,404, $2,082, $456 and $649 for
     Messrs. Barnes, Doherty, Hutchens, Johnson and Scoggins, respectively.
(2) Reflects DSUs acquired during 2001 in connection with the Distribution from previous enrollment in the Kaneb Services, Inc. Supplemental Deferred Compensation Plan.
(3) Includes the amount of the Company's contribution to the Savings Investment Plan (the "401(k) Plan") and the imputed value of Company-paid group term life insurance exceeding $50,000.
(4) Represents salary paid by the Company from the commencement of its business in July 1, 2001 through December 31, 2001.
(5) Mr. Hutchens retired December 31, 2001 after 42 years of service with Kaneb Pipe Line Company LLC ("KPL").
(6) Mr. Harrison was elected President of KPL January 1, 2002, prior to which he served as Executive Vice President during 2001 and Controller since 1992 for KPL.
(7) Includes $37,013 in the form of 2,132 of the Company's Common Shares based upon the market value of those shares on the date of grant.

                 Options/SAR's Granted During Last Fiscal Year

New Grants

     The following table includes the details of options granted to the Named Executive Officers and Key Personnel during 2001. All options were priced at 100% of the closing price of the Company's Common Shares on the date of grant. For illustrative purposes only, the Black-Scholes option pricing model has been used to estimate the value of options issued by the Company. The assumptions used in the calculations under such model include share price variance or volatility based on weekly average variances of the shares and similar shares for the ten-year period preceding issuance, a risk-free rate of return based on the 30-year U.S. Treasury bill rate for the ten-year expected life of the options, and exercise of the options at the end of their expected life. The actual option value realized, if such option is exercised, will be based upon the excess of the market price of the Company's Common Shares over the exercise price of the option on the date of exercise. There is no relationship between the actual option value upon exercise and the illustration below.

                                             % of Total                                            Computed Value
                          Number of            Granted                                               Using Black
                        Options/SAR's       To Employees        Exercise Price      Expiration     Scholes Option
       Name                Granted           During Year           ($/Share)           Date         Pricing Model
------------------    ----------------   -------------------   ---------------     -----------    -----------------

John R. Barnes            300,000                29.9%              $14.33            7/18/11          $174,000


Keep-Whole Options Granted Pursuant to the Distribution

     In order to preserve the value of options which were outstanding prior to the Distribution, the Company issued options in its Common Shares to all holders of Kaneb Services, Inc. common stock options. No value was created by the grants below, and the same intrinsic value of options held was maintained for each holder as at the time of the Distribution. At the Distribution date, the exercise price for each option to purchase shares of Kaneb Services, Inc. common stock was reduced to an amount equal to the result of (1) the fair market value of a share of Kaneb Services, Inc.'s common stock on the ex-dividend date multiplied by (2) a fraction, the numerator of which was the original exercise price for the option and the denominator of which was the fair market value of a share of Kaneb Services, Inc.'s common stock on the last trading date prior to the ex-dividend date. The number of shares subject to the Kaneb Services, Inc. stock option was not changed as a result of the Distribution. With regard to options issued for shares of the Company, the exercise price applicable was that price that created the same ratio of exercise price to market price as in the adjusted exercise price applicable to the holders of Kaneb Services, Inc.
options. The number of Common Shares subject to options issued by the Company was such number necessary to produce an intrinsic value (determined as of the ex-dividend date) that, when added to the intrinsic value of the adjusted Kaneb Services, Inc. option (determined as of the ex-dividend date), equaled the pre-distribution intrinsic value of the Kaneb Services, Inc. option, if any, (determined as of the last trading date prior to the ex-dividend date). However options to purchase fractional Common Shares of the Company were not granted. The fair market values of shares of Kaneb Services, Inc.'s common stock and the Company's Common Shares were based upon the closing sales price of the stock on the last trading date prior to the ex-distribution date and the opening sales price of the shares on the ex-distribution date. All options issued by the Company, excluding the Company's corporate staff, were issued without restrictions on exercise.

                                                          % of Total
                                   Number of                Granted
                                 Options/SAR's           To Employees          Exercise Price          Expiration
         Name                       Granted               During Year             ($/Share)               Date
---------------------          ----------------         --------------         --------------          -----------
John R. Barnes                      38,053                   3.8%                 $  5.52                8/15/06
John R. Barnes                      65,818                   6.6%                 $  9.53                8/9/08
Edward D. Doherty                   80,163                   8.0%                 $  5.26                4/21/06
Edward D. Doherty                    2,429                   0.2%                 $  5.52                8/15/06
Edward D. Doherty                    1,522                   0.2%                 $  9.53                8/9/08
Edward D. Doherty                    1,094                   0.1%                 $ 11.28                3/5/08
Leon E. Hutchens                       333                   0.0%                 $  9.53                8/9/08
Ronald D. Scoggins                   1,670                   0.2%                 $  8.02                3/20/07
Ronald D. Scoggins                   3,941                   0.4%                 $  8.27                3/18/09
Ronald D. Scoggins                   4,008                   0.4%                 $  8.27                2/24/09


               Aggregated Option/SAR Exercises in Last Fiscal Year
                        And Fiscal Year End Option Values

                                                             Number of Unexercised         Value of Unexercised
                                Shares                          Options Held at            In-the-Money Options
                              Acquired On      Value            Fiscal Year End             at Fiscal Year End
       Name                    Exercise      Realized    Exercisable   Unexercisable    Exercisable   Unexercisable
---------------------       -------------    --------    -----------   -------------    -----------   -------------
Edward D. Doherty                9,000       $ 88,071       76,208          -0-        $ 1,075,008       $  -0-
Leon E. Hutchens                   333          3,088           -0-         -0-                 -0-         -0-
Ronald D. Scoggins               3,000         18,081        6,619          -0-             74,646          -0-


Description of Other Programs

Deferred Share Unit Plan

     In 1996, Kaneb Services, Inc. implemented a share-based deferred compensation plan ("Deferred Share Unit Plan" or "DSU Plan") whereby officers, directors and key executives were permitted to defer compensation on a pretax basis in return for common stock of Kaneb Services, Inc. at a predetermined date after the end of the compensation deferral period. In connection with the Distribution, the Company agreed to issue Deferred Share Units (DSUs) equivalent in price to the Company's Common Shares at that time. For every three Kaneb Services, Inc. DSUs held, the Company issued one DSU, such that the intrinsic value of each holder's deferred compensation account remained unchanged as a result of the Distribution. In addition, upon the payment date of any distribution on the Company's Common Shares, the Company agreed to credit each deferred account with the equivalent value of the distribution. Upon the scheduled payment of the deferred accounts, the Company agreed to issue one common share for each DSU relative to Company DSUs previously issued and to pay the equivalent of the accumulated deferred distributions to the previously deferred account holder. All other terms of the DSU Plan remained unchanged. Similarly, Kaneb Services, Inc. agreed to issue to employees of the Company who hold DSUs, the number of shares of Kaneb Services, Inc. (now Xanser) common share subject to the Kaneb Services, Inc. DSUs held by those employees. At December 31, 2001, approximately 190,000 Common Shares of the Company are issuable under this arrangement.


Board Compensation Committee Report on Executive Compensation

     The Compensation Committee of the Board of Directors (the "Committee") is responsible for recommending the types and levels of compensation for Named Executive Officers and Key Personnel of the Company. The Committee is comprised of three independent, non-employee Directors. Following thorough review and approval by the Committee, decisions relating to executive compensation are reported to and approved by the full Board of Directors. The Committee has directed the preparation of this report and has approved its contents and its submission to the shareholders. As provided by the rules of the SEC, this report is not deemed to be filed with the SEC nor incorporated by reference into any prior or future fillings under the Securities Act of 1933, as amended, or the Exchange Act.

     In the Committee's opinion, levels of executive compensation should generally be based upon the performance of the Company, the contributions of individual officers to such performance and the comparability to persons with similar responsibilities in business enterprises similar in size or nature to the Company. The Committee believes that compensation plans should align executive compensation with returns to shareholders, giving due consideration to the achievement of both long-term and short-term objectives. The Committee believes that such compensation policies and practices have allowed the Company to attract, retain and motivate its key executives.

     The compensation of the Company's Named Executive Officers and Key Personnel consists primarily of base salaries and the opportunity to participate in certain incentive arrangements, including, among other programs, the 2001 Incentive Plan, the granting of contractual non-qualified share options, and the Company's DSU Agreement. The value of these compensation arrangements directly relates to the future performance of the Company's Common Shares. The Committee continues to believe that the utilization of incentive programs that are linked to the performance of the Company's Common Shares closely aligns the interests of the executive with those of the Company's shareholders.

     The base salaries of the Company's Named Executive Officers and Key Personnel, including the Chief Executive Officer, are based upon a subjective assessment of each individual's performance, experience and other factors which are believed to be relevant in comparison with compensation data contained in published and recognized surveys. The Committee believes that these salary levels are appropriate to ensure that the Company's Named Executive Officers and Key Personnel's compensation remains close to the median level of most of the comparative compensation data. Messrs. Doherty, Johnson, Harrison and Scoggins are eligible to receive incentive bonuses based on the financial achievement of their areas of responsibility. These incentive arrangements have been extended to such key employees for 2002. The Committee believes that improvements in earnings and cash flow from the prior year and a comparison of actual performance versus budget are appropriate standards for measuring performance and directly link the individual participant's total potential remuneration with the accomplishment of established growth targets.

     Eligibility for participation in the various Company plans and the awards granted under the 2001 Incentive Plan were determined after the Committee had thoroughly reviewed and taken into consideration the respective relative accountability, anticipated performance requirements and contributions to the Company by the prospective participants, including the Named Executive Officers and Key Personnel. All outstanding share options that have been granted pursuant to these plans and programs were granted at prices not less than 100% of the fair market value of the Company's Common Shares on the dates such options were granted, taking into consideration the effect of the Distribution on previous option grants. The Committee believes that share options, deferred share units and share grants are a desirable form of long-term compensation that allow the Company to recruit and retain senior executive talent and closely connect the interests of management with shareholder value.

                                  Compensation Committee

                                  James R. Whatley, Chairman
                                  Charles R. Cox
                                  Hans Kessler

Report of the Audit Committee of the Board of Directors

     The Audit Committee of the Board of Directors of the Company serves as the representative of the Board for general oversight of the Company's financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations and the Company's Standards of Business Conduct. The Company's management has primary responsibility for preparing the Company's financial statements and the Company's financial reporting process. The Company's independent accountants, KPMG LLP, are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles.

     In this context, the Audit Committee hereby reports as follows:

     1. The Audit Committee has reviewed and discussed the audited financial statements with the Company's management.

     2. The Audit Committee has discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU 380).

     3. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standards No. 1, Independence Discussions with Audit Committees) and has discussed with the independent accountants the independent accountants' independence.

     4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors of the Company, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.

     Each of the members of the Audit Committee is independent as defined under the listing standards of the New York Stock Exchange.

                                  Audit Committee

                                  Sangwoo Ahn, Chairman
                                  Frank M. Burke, Jr.
                                  James R. Whatley

Termination Agreements

     In order to attract and retain qualified employees, the Company has periodically entered into termination agreements with key employees of the Company and its subsidiaries which provide that the Company will pay certain amounts into an escrow account if a third party takes certain steps which could result in a change-of-control. Under the agreements, a "change-of-control" occurs if, under certain specified circumstances: (i) a third person, including a "group" as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner of shares of the Company having 20% or more of the total number of votes that may be cast for the election of Directors of the Company; or (ii) as a result of, or in connection with, any cash tender or exchange offer, merger or other business combination, restructuring or proceeding under the bankruptcy laws, sale of assets or contested election, or any combination of the foregoing transactions, the persons (or any combination thereof) who are Directors of the Company before the transaction cease to constitute a majority of the Board of Directors of the Company or any successor to the Company; or (iii) as a consequence of a tender or exchange offer or a proxy contest of third party consent solicitation, a majority of the fair market value of the assets of the Company are distributed to the Company's securities holders. If a change-of-control occurs and, among other things, the employment of the employee terminates, voluntarily or involuntarily, for any reason, the escrowed sum will be paid to the employee. Messrs. Barnes, Doherty and Wadsworth have termination agreements which provide that, in the event that their employment is terminated as a consequence of a change-of-control, the Company will pay each individual an amount equal to 299% of their average annual base salary for the five years prior to the change-of-control. Additionally, two other employees each have similar agreements pursuant to which they would be paid 100% of their respective annual salaries prior to the change-of-control. If such a change-of-control of the Company were to occur at April 15, 2002, an aggregate of $2,807,000 would be payable to these individuals.

Directors' Fees

     For 2001, each non-employee member of the Company's Board of Directors was paid a retainer of $5,000. Each non-employee Board member was also eligible to participate in programs comparable to the Company's DSU Plan, such as the Company's Non-Employee Directors Deferred Share Unit Plan (the "Directors DSU Plan").

     In September 2001, the Company issued an aggregate of 30,000 restricted Common Shares to the outside Directors of the Company. All of such shares vest or become transferable in one-third increments on each anniversary date after issuance. In conjunction with the issuance of the restricted shares, the Company recognized a total expense of $0.1 million in 2001.


                                PERFORMANCE GRAPH

     The following graph compares, for the period June 29, 2001 to December 31, 2001, the cumulative total shareholder return on the Common Shares of the Company with the New York Stock Exchange ("NYSE") Market Index and an industry-based index prepared by Media General Financial Services, Inc. The industry-based index is comprised of companies that share the same classification as the Company and which consists of companies that provide similar services. The graph assumes an initial investment of $100 and the reinvestment of all distributions.


EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                6/29/01    7/31/01    8/31/01    9/30/01    10/31/01   11/30/01   12/31/01
                                -------   ---------  ---------  ---------  ---------- ---------- ----------
KANEB SERVICES LLC              $ 100.00    $95.50     $112.33    $110.63    $130.06    $127.56    $135.76
INDUSTRY BASED INDEX              100.00    100.59       99.54      88.59      96.46      91.14      92.94
NYSE MARKET INDEX                 100.00     99.14       94.55      87.76      88.21      93.55      95.46


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act ("Section 16(a)") requires the Company's officers and directors, among others, to file reports of ownership and changes of ownership in the Company's equity securities with the SEC and the NYSE. Such persons are also required by related regulations to furnish the Company with copies of all Section 16(a) forms that they file.

     Based solely on its review of the copies of such forms received by it, the Company believes that, during fiscal year 2001, its officers and directors complied with all applicable filing requirements under Section 16(a) with respect to the Company's equity securities, except that, rather than being reported on a timely filed Form 4, certain transactions that were exempt from the provisions of Section 16(b) (specifically, the conversion of deferred share units to Common Shares by Mr. Ahn, Mr. Burke and Mr. Kessler, and the exercise of share options by Messrs. Burke and Wadsworth), were reported on a timely filed Form 5.


                         INDEPENDENT PUBLIC ACCOUNTANTS

     KPMG LLP, the Company's independent auditors for the calendar year 2001 has advised the Company that it will have in attendance at the Annual Meeting of Shareholders a representative who will respond to appropriate questions presented at such meeting regarding the Company's financial results and condition at the close of its most recent fiscal year. Representatives of the firm will be afforded an opportunity to make statements if they wish to do so.

     During 2001, KPMG LLP charged fees for services rendered to the Company and its consolidated subsidiaries as follows:

                                    SERVICES                                                   FEES
-----------------------------------------------------------------------                   --------------

         Audit                                                                              $ 200,300
         Financial information systems design and implementation                            $   -0-
         All other:
            Audit related fees (reviews of SEC filings, consultation and audit of the formation and distribution of the Company,
              and foreign statutory audits)                                                 $  99,340
            Income tax return review                                                        $  19,000

     The Audit Committee of the Board of Directors of the Company considered whether the provision of services other than audit services for 2001 were compatible with maintaining the principal accountants' independence. The Audit Committee of the Board of Directors of the Company has selected KPMG LLP as the principal accountants to audit the accounts of the Company for the calendar year ending December 31, 2002.


                                  OTHER MATTERS

     At the date of this Proxy Statement, the management of the Company does not know of any business to be presented by it at the meeting, other than as set forth in the Notice accompanying this Proxy Statement. If any other matters properly come before the meeting, persons named in the accompanying form of proxy intend to vote their proxies in accordance with their best judgment on such matters. A copy of the Company's 2001 Annual Report is being mailed, concurrently with the mailing of this Proxy Statement, to shareholders who have not previously received a copy of the Annual Report.

     The cost of preparing and mailing the proxy, Notice and Proxy Statement will be paid by the Company. In addition to mailing copies of this material to all shareholders of the Company, the Company has retained D.F. King & Co. to request banks and brokers to forward copies of such material to persons for whom they hold the Company shares and to request authority for execution of the proxies. The Company will pay D.F. King & Co. a fee of $4,500, excluding expenses, and will reimburse banks and brokers for their reasonable, out-of-pocket expenses incurred in connection with the distribution of proxy materials.


                        PROPOSALS FOR NEXT ANNUAL MEETING

     Any proposals of holders of the Company's Common Shares intended to be presented at the Company's Annual Meeting of Shareholders to be held in 2003 must be received by the Company, addressed to Howard C. Wadsworth, Vice President, Treasurer and Secretary, Kaneb Services LLC, 2435 North Central Expressway, Richardson, Texas 75080, no later than December 16, 2002 to be included in the Proxy Statement and form of proxy relating to that meeting. Additionally, proxies for the Company's Annual Meeting of Shareholders to be held in the year 2003 may confer discretionary power to vote on any matter that may come before the meeting unless, with respect to a particular matter, (i) the Company received written notice, addressed to the Company's Secretary, not later than December 16, 2002, that the matter will be presented at such annual meeting and (ii) the Company fails to include in its proxy statement for the 2003 annual meeting advice on the nature of the matter and how the Company intends to exercise its discretion to vote on the matter.

                                 By Order of the Board of Directors


                                 John R. Barnes
                                 Chairman of the Board, President
                                 and Chief Executive Officer
                                 Dated: April 15, 2002

                                   APPENDIX A

                               KANEB SERVICES LLC
                             AUDIT COMMITTEE CHARTER


     It would be equally beneficial to the Audit Committee, the Board of Directors and the shareholders of the company for the committee to manifest its position regarding its obligation to the Board of Directors and the manner in which this obligation is to be fulfilled. The Audit Committee, which is composed of outside directors of the Company, has the responsibility to assist the Board of Directors in performing its fiduciary duty to the shareholders, potential shareholders and investment community relating to the accounting, reporting practices and the integrity of the financial reports of the company and its subsidiaries. In this respect, it is the responsibility of the committee to provide a medium for an open means of communication between the directors, the independent accountants, the internal auditors, and the financial management of the company.

     In performing its duty, the Audit Committee will:

     o Recommend to the Board annually, after consultation with the chief executive officer and appropriate financial management, the
          independent   accounting   firm  or  firms  to  be  selected  for  the
          examination of the financial statements of the company and its subsidiaries, the proposed scope of the audit and the estimated fees to be paid.

     o Review with the independent public accountants and the financial management of the company the scope of the proposed audit, the emphasis on accounting and financial areas where the committee, the principal financial officers, or the independent public accountants believe special attention should be directed, and recommend such supplemental review or auditing steps as may seem desirable.

     o Review the internal audit function of the company including the proposed programs for the coming year and the coordination of such
          programs  with  the  independent  public  accountants,   with  primary
          emphasis on maintaining the most effective coordination between external and internal auditing resources.

     o Prior to the release of the annual report to shareholders, review the financial statements, including additional financial disclosures and discussions with the independent accountants and appropriate financial management. Additionally, the Committee recognizes that financial management, as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurances as to the Company's financial statements or any professional certification as to the outside auditor's work.

     o Review with the independent public accountants the recommendations included in their management letter and their informal observation about the performance, competence and adequacy of financial, accounting and internal audit management and control procedures of the company and its subsidiaries, and make recommendations to the Board as seem appropriate.

     o    Review  with  the   independent   public   accountants  and  financial
          management the disposition of changes in accounting methods and procedures which were recommended during the past year's audits.

     o    Review  with  the   independent   public   accountants  and  financial
          management of the company any proposed change in accounting principles and its potential effect on the financial statements.

     o Review with the independent public accountants and financial management as to whether any professional service provided or about to be commenced by the independent public accountants would adversely affect their independence.

     o    Assure, through discussions with the independent accountants,  that no
          restrictions   were  placed  by   management   on  the  scope  of  the
          examination.

     o Consult with the general counsel, appropriate financial management and independent public accountants regarding the programs being observed by management with respect to compliance with laws relating to the financial reports of the company and its subsidiaries, conflicts of interest of directors and officers, and compliance with the provisions of the Foreign Corrupt Practices Act. o Submit minutes of all meetings of the Audit Committee to the Board of Directors of the company once they have been approved.

     In fulfilling its responsibilities, the Audit Committee believes its policies and procedures should remain flexible in order that it can best react to changing conditions and environment and to assure the Board of Directors and shareholders that the accounting and reporting practices of the company are in accordance with all requirements and are of the highest quality.